Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 9, 2022, relating to the consolidated financial statements of DBV Technologies S.A. and subsidiaries (the “Company”), appearing in the Annual Report on Form 10-K of the Company for the years ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Associés

Paris-La Défense, France
August 1, 2022